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MELINTA THERAPEUTICS, INC.

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John H. Johnson Agrees to Become Permanent Chief Executive Officer of Melinta Therapeutics

NEW HAVEN, Conn., December 19, 2018 – Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company developing and commercializing novel antibiotics to treat serious bacterial infections, today announced that John H. Johnson has agreed to become the permanent chief executive officer (CEO) of Melinta, subject to the terms of an employment contract and the close of the previously announced commitment for a credit facility of up to $135 million from Vatera Healthcare Partners LLC. Mr. Johnson is a director of Melinta and has served as interim CEO of the Company since October 22, 2018.

“John is a biopharmaceutical industry leader with a proven track record of growing businesses and unlocking value, and we are confident that he is the right person to lead Melinta into its next phase of growth and development,” said Kevin T. Ferro, chairman of Melinta Therapeutics. “During John’s brief tenure as interim CEO, he has moved decisively and with urgency to further advance the Company’s mission to provide life-saving therapeutic solutions that address the evolving global threat of bacterial infections and antibiotic resistance. On behalf of the Board, we look forward to continuing to benefit from John’s leadership and antibiotic therapeutic expertise as we continue working to reposition Melinta and increase value for our shareholders.”

“We will continue to take the necessary actions in order to lower costs across the organization, accelerate sales growth of our commercial products, Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection, while strengthening the Company’s financial position. The commitment for the new credit facility we announced today with Vatera is an important milestone that we believe will increase our financial flexibility and position us to build on the growing momentum in our business. I look forward to continuing to work closely with the Board, management team and all of our talented employees to deliver anti-infective solutions to patients while driving further growth and value creation for Melinta and its shareholders,” said John H. Johnson, interim CEO and director of Melinta.

About John H. Johnson

John H. Johnson has more than 30 years of biopharmaceutical industry, executive leadership and commercial experience at leading global organizations, including Johnson & Johnson, Eli Lilly & Company, ImClone and Pfizer, Inc. In addition to Melinta, Mr. Johnson currently serves on the boards of Aveo Oncology, Histogenics Corporation, Portola Pharmaceuticals, Inc., and is chairman of Strongbridge Biopharma plc. Mr. Johnson previously served as a director at Cempra and Sucampo. He also previously served as president and chief executive officer of Dendreon Corporation from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014. Prior to this role, Mr. Johnson served as president of Eli Lilly & Company’s Global Oncology Unit following the company’s 2008 acquisition of ImClone Systems Incorporated, where he served as chief executive officer and on ImClone’s board. Prior to ImClone, Mr. Johnson served as the company group chairman of biopharmaceuticals within Johnson & Johnson, where he was responsible for biotechnology, immunology and oncology commercial business units. Prior to that role, he held several executive positions at Johnson & Johnson, Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer Inc. While at Ortho-McNeil, Mr. Johnson was responsible for the company’s anti-infectives portfolio. During his career, Mr. Johnson also served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA), the Health Section Governing Board of Biotechnology Industry Organizations (BIO), and BioNJ.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; risks related to the satisfaction of the closing conditions under the commitment letter, including receipt of stockholder approval; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations; the fact that our independent registered public accounting firm’s report on the Company’s 2016 and 2017 financial statements contains an explanatory paragraph that states that our recurring losses from operations and our need to obtain additional capital raises substantial doubt about our ability to continue as a going concern; our substantial indebtedness; risks related to our commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial number of shares of common stock may be sold into the public markets by one or more of our large shareholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

For More Information:

Media Inquiries:

Lindsay Rocco

Elixir Health Public Relations

(862) 596-1304

lrocco@elixirhealthpr.com

Investor Inquiries:

Andy Brimmer / Mahmoud Siddig / Aiden Woglom

(212) 355-4449

Additional Information and Where to Find It

Melinta will be filing with the Securities and Exchange Commission (“SEC”) an amended proxy statement relating to the proposed financing transaction described above (the “Revised Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE REVISED PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS FILED BY MELINTA WITH THE SEC, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MELINTA, VATERA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders are able to obtain free copies of the Revised Proxy Statement and other documents filed by Melinta with the SEC through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of the Revised Proxy Statement and other documents filed by Melinta with the SEC by contacting Melinta’s proxy solicitor, Georgeson, LLC, at 800-905-7281.

Participants in the Solicitation

Melinta and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Melinta in respect of the proposals that will be contained in the Revised Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Melinta in connection with the proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Revised Proxy Statement when filed with the SEC and also was included in the originally filed proxy statement. Information regarding Melinta directors and executive officers is contained in Melinta’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated May 11, 2018, each of which are filed with the SEC and can be obtained free of charge from the source indicated above.